Exhibit 1.2

LAKE SHORE BANCORP, INC.

Up to 5,750,000 Shares

(subject to increase up to 6,612,500 Shares)

COMMON STOCK

($0.01 Par Value)

Subscription Price $10.00 Per Share

AGENCY AGREEMENT

May [•], 2025

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

Lake Shore Bancorp, Inc., a Maryland corporation (the “Holding Company”), Lake Shore Bancorp, Inc., a federally-chartered corporation and mid-tier holding company (the “Mid-Tier Company”), Lake Shore, MHC, a federally-chartered mutual holding company (the “MHC”), and Lake Shore Savings Bank, a federally chartered stock savings bank headquartered in Dunkirk, New York (the “Bank” and, together with the Holding Company, the Mid-Tier Company and the MHC, the “Lake Shore Parties”), the deposit accounts of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”) hereby confirm their agreement with Raymond James & Associates, Inc. (the “Agent” or “Raymond James”) as follows:

Section 1. The Offering. The MHC, in accordance with the Plan of Conversion and Reorganization, as amended adopted by the Boards of Directors of the MHC, the Mid-Tier Company and the Bank (the “Plan”), intends to convert from the mutual form of organization into the stock holding company form of organization, in compliance with the regulations of the Board of Governors of the Federal Reserve System (the “FRB”), pursuant to the following steps, or in any other manner that is consistent with the purpose of the Plan and applicable laws and regulations: (i) the establishment of the Holding Company as a Maryland corporation subsidiary of the Mid-Tier Company; (ii) the merger of the MHC with and into the Mid-Tier Company with the Mid-Tier Company as the surviving entity (the “MHC Merger”); (iii) the merger of the Mid-Tier Company with and into the Holding Company with the Holding Company as the surviving entity (the “Mid-Tier Company Merger”); and (iv) the sale of the Shares (as hereinafter defined) and the exchange of the Exchange Shares (as hereinafter defined) pursuant to the Plan. As a result of the Mid-Tier Company Merger, the Bank will become a wholly owned subsidiary of the Holding Company. Simultaneously with the Mid-Tier Company Merger, the Bank will convert from a federal savings bank into a New York-chartered commercial bank that will be renamed “Lake Shore Bank” (the “Charter Conversion”). The outstanding shares of common stock of the Mid-Tier Company held by persons other than the MHC will be converted into shares of Holding

Company common stock pursuant to an exchange ratio as defined in the Plan, which will result in the holders of such shares receiving and owning in the aggregate approximately the same percentage of the shares of common stock of the Holding Company to be outstanding upon the completion of the Conversion(as hereinafter defined) as the percentage of Mid-Tier Company common stock owned by them in the aggregate immediately prior to consummation of the Conversion before giving effect to (a) cash paid in lieu of any fractional interests of shares of Holding Company common stock, (b) assets of the MHC and (c) any Shares purchased in the Offering (as hereinafter defined).

Pursuant to the Plan, the Holding Company will offer and sell up to 5,750,000 shares (subject to increase up to 6,612,500 shares) (the “Shares”) of its common stock, $0.01 par value per share (the “Common Stock”) in a subscription offering (the “Subscription Offering”) to (1) depositors of the Bank with Qualifying Deposits (as defined in the Plan) as of December 31, 2023 (“Eligible Account Holders”), (2) the Bank’s tax-qualified employee benefit plans, including the employee stock ownership plan established by the Bank (the “ESOP”), (3) Supplemental Eligible Account Holders (as defined in the Plan) and (4) Other Members (as defined in the Plan). Subject to the prior subscription rights of the above-listed parties, the Holding Company may offer for sale in a community offering, which may occur concurrently with the Subscription Offering (the “Community Offering” and when referred to together with or subsequent to the Subscription Offering, the “Subscription and Community Offering”), the Shares not subscribed for or ordered in the Subscription Offering to members of the general public to whom a copy of the Prospectus (as hereinafter defined) is delivered with a preference given first to natural persons and trusts of natural persons residing in the New York counties of Chautauqua, Erie and Cattaraugus, second to minority stockholders of the Mid-Tier Company as of a certain date, and thereafter to cover orders of other members of the general public. It is anticipated that shares not subscribed for in the Subscription and Community Offering may be offered to certain members of the general public on a best efforts basis through a selected dealers agreement (the “Syndicated Community Offering”) or, if applicable, a firm commitment underwritten offering (the Subscription Offering, Community Offering and Syndicated Community Offering are collectively referred to as the “Offering”). This Agreement is not intended to constitute, and should not be construed as, an agreement or commitment between the Lake Shore Parties and the Agent relating to any firm commitment underwriting of the Shares, if applicable, or any other securities of the Holding Company.

The conversion and reorganization of the MHC from mutual to stock holding company form, the formation of the Holding Company, the MHC Merger, the Mid-Tier Company Merger, the exchange of the Mid-Tier Company’s public stockholders’ shares for shares of Common Stock (the “Exchange Shares”), the acquisition of the capital stock of the Bank by the Holding Company as a consequence of the Mid-Tier Company Merger and the Offering are hereinafter referred to collectively as the “Conversion.” It is acknowledged that the number of Shares to be sold in the Conversion may be increased or decreased as described in the Prospectus (as hereinafter defined). It is further acknowledged that the purchase of Shares in the Offering is subject to the maximum and minimum purchase limitations as described in the Plan and that the Holding Company may reject, in whole or in part, any orders received in the Community Offering or Syndicated Community Offering.

In connection with the Conversion, the MHC filed with the FRB an application on Form FR MM-AC, including copies of the MHC’s Proxy Statement for a Special Meeting of its Members relating to the Conversion (the “Members’ Proxy Statement”), the proxy/statement prospectus for the solicitation of proxies from the stockholders of the Mid-Tier Company relating to the Conversion (the “Stockholders’ Proxy Statement”), the Conversion Valuation Appraisal Report (the “Appraisal”) prepared by RP Financial, LC., and the Prospectus, for conversion to a stock company (together with any other required ancillary applications and/or notices, the “Conversion Application”) and amendments thereto as required by the FRB in accordance with the Home Owners’ Loan Act, as amended (the “HOLA”), and 12 C.F.R. Part 239, subpart E of Regulation MM (as administered by the FRB) (the “Conversion Regulations”). The Holding Company has also filed with the FRB an Application to Become a Bank Holding Company and/or Acquire an Additional Bank or Bank Holding Company on Form FR Y-3 to become a bank holding company under Section 3 of the Bank Holding Company Act of 1956, as amended (the “BHCA”) and the applicable regulations thereunder (the “BHCA Regulations”), as in effect at the time. The FR Y-3, as amended or supplemented, if applicable, through the date hereof, is referred to as (the “Holding Company Application”) and the FRB has approved the Holding Company Application. The Holding Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333-285836) (the “Registration Statement”), containing a prospectus relating to the Offering, for the registration of the Shares and the Exchange Shares under the Securities Act of 1933, as amended (the “1933 Act”), and has filed such amendments thereof and such amended prospectuses as may have been required to the date hereof. The term “Registration Statement” shall include any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended, including post-effective amendments. The prospectus, as amended, on file with the SEC at the time the Registration Statement initially became effective is hereinafter called the “Prospectus,” except that if any revised prospectus is used by the Holding Company in connection with the Offering (whether or not such revised prospectus is required to be filed by the Holding Company pursuant to Rule 424(b) or (c) of the rules and regulations of the SEC under the 1933 Act (the “1933 Act Regulations”)) differing from the prospectus on file at the time the Registration Statement initially became effective, the term “Prospectus” shall refer to the revised prospectus from and after the time said prospectus is provided to the Agent for such use.

In connection with the Charter Conversion, the Bank has filed an Application to Convert from Federal Savings Bank to State Chartered Savings Bank, pursuant to Section 412 of the New York Banking Law and Part 87 of the General Regulations of the Superintendent and from State Chartered Savings Bank to State Chartered Commercial Bank Pursuant to Section 12-a of the New York Banking Law and Global Wild Card Relief Granted on April 17, 2018, with the New York State Department of Financial Services (the “NYSDFS”) in connection with the Charter Conversion. The Bank has filed a letter application to obtain the approval of the FDIC, pursuant to Section 5(i)(5) of the HOLA, 12 U.S.C. § 1464(i)(5), for the Charter Conversion and a Notice of Intent of Conversion Out, pursuant to 12 C.F.R. § 5.25, with the Office of the Comptroller of the Currency (the “OCC”), in connection with the Charter Conversion (the foregoing applications and notices listed in this paragraph are collectively referred to herein as the “Charter Conversion Application” and the applicable law and regulations of the NYSDFS, the FDIC and the OCC listed in this paragraph are collectively referred to herein as the “Charter Conversion Regulations”).

Section 2. Retention of Agent; Compensation. Subject to the terms and conditions herein set forth, the Lake Shore Parties hereby appoint the Agent as their exclusive financial advisor and marketing agent (i) to utilize its best efforts to solicit subscriptions for Shares and to advise and assist the Lake Shore Parties with respect to the Holding Company’s sale of the Shares in the Offering and (ii) to participate in the Offering in the areas of market making and in syndicate formation (if necessary).

On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the Lake Shore Parties as to the matters set forth in the letter agreement, dated January 3, 2025, between the Bank, the Mid-Tier Company, the MHC and the Agent (a copy of which is attached hereto as Exhibit A) (the “Engagement Letter”). It is acknowledged by the Lake Shore Parties that the Agent shall not be required to purchase any Shares or be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders.

The obligations of the Agent pursuant to this Agreement shall terminate upon termination of the Offering, but in no event later than the Closing Date (as hereinafter defined). All fees or expenses due to the Agent but unpaid will be payable to the Agent in next day funds at the Closing Date.

In the event the Holding Company is unable to sell a minimum of 4,250,000 Shares within the period herein provided, this Agreement shall terminate and the Holding Company shall refund to any persons who have subscribed for any of the Shares the full amount which it may have received from them plus accrued interest, as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 7, 9 and 10 hereof. In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall be paid the fees and expenses due to the date of such termination pursuant to subsections (a), (d), and (e) below.

Per the terms of the Engagement Letter, the Agent shall receive the following compensation for its services hereunder:

a)

Success Fee. The Lake Shore Parties shall pay to the Agent a fee equal to one and thirty-five one hundredths percent (1.35%) of the aggregate dollar amount of all Shares sold in the Subscription and Community Offerings (the “Success Fee”). Such fee shall be due at the closing of the Offering. No fee shall be payable for any shares of Common Stock sold to the officers, directors, employees or the immediate family of such persons, and qualified and non-qualified employee benefit plans. “Immediate family” for purposes of this Agreement includes the spouse, parents, siblings and children who live in the same house as the officer, director or employee.

b)

Syndicated Community Offering. In the event the Lake Shore Parties elect to pursue a Syndicated Community Offering, the Lake Shore Parties shall pay to the Agent, in addition to (and not in lieu of) the Success Fee, a commission not to exceed six percent (6.0%) of the aggregate purchase price of the Shares sold in the Syndicated Community Offering. The Agent, as sole book running manager, may seek to form a syndicate of registered dealers to assist in the sale of such common stock on a best efforts basis, subject to the terms and conditions set forth in a selected dealers agreement to be entered into between the Lake Shore Parties and the Agent. The Agent will endeavor to distribute the common stock among dealers, if any, in a fashion that best meets the distribution objectives of the Lake Shore Parties and the requirements of the Plan, which may result in limiting the allocation of stock to certain selected dealers. The Lake Shore Parties must provide written consent to the selection of any selected dealer chosen by the Agent. It is understood that in no event shall the Agent be obligated to take or purchase any Shares.

c)

Records Agent Fee. The Agent shall also receive a non-refundable cash fee of $30,000 for certain records agent services set forth in the Engagement Letter which shall be payable to the Agent upon the mailing of subscription documents with respect to the Offering.

d)

Expenses. The Lake Shore Parties will pay all of the fees, disbursements and expenses in connection with the Offering customarily borne by issuers, including without limitation (a) costs of obtaining all securities and bank regulatory approvals, including any required SEC or Financial Industry Regulatory Authority (“FINRA”) filing fees; (b) costs of printing and distributing the materials used in connection with the Offering; (c) costs to qualify or register the Shares for sale and the Exchange Shares with required state securities agencies (“Blue Sky filings”); (d) Nasdaq Stock Market listing fees or OTC Markets Group fees; (e) DTCC clearing eligibility fees; (f) fees and disbursements of the Lake Shore Parties’ counsel, accountants and other advisors; (g) operational expenses for the Stock Information Center (e.g. postage, telephones, supplies, temporary employees, etc.); and (h) Syndicated Community Offering expenses associated with the Offering. In the event the Agent incurs any such fees and expenses on behalf of the Lake Shore Parties, the Lake Shore Parties will reimburse the Agent for such fees and expenses whether or not the Offering is consummated.

In addition, whether or not the proposed Offering is consummated and in addition to any fees payable to the Agent pursuant to this Section 2, the Lake Shore Parties will reimburse the Agent for all of its reasonable out-of-pocket expenses incurred in connection with, or arising out of, the Agent’s activities under, or contemplated by, its engagement hereunder, including without limitation travel costs, meals and lodging, photocopying, data processing fees and expenses, advertising and communications expenses, which will not exceed $35,000. In addition, the Agent will be reimbursed for the fees and the reasonable out-of-pocket expenses of legal counsel not to exceed $100,000. These expenses assume no unusual circumstances or delays, or a resolicitation in connection with the Offering. The Agent and the Lake Shore Parties acknowledge that such expense limitations may be increased, without the consent of the

Lake Shore Parties, by an additional amount not to exceed $25,000 for fees of legal counsel and not to exceed $10,000 for other out-of-pocket expenses, in the event of a delay of the Offering requiring an update to the financial information contained within the registration statement to reflect a period later than March 31, 2025, or in the event of a resolicitation of the Offering. Such limitation on expense reimbursement shall not affect the Lake Shore Parties’ obligations to pay legal fees and other expenses under this Section 2 as well as Sections 9 and 10 hereof. All expense reimbursements to be made to the Agent hereunder shall be made by the Lake Shore Parties promptly upon submission by the Agent to the Lake Shore Parties of invoices therefor.

If (i) the Plan is abandoned or terminated by the Holding Company; (ii) the Offering is not consummated by the date when such sales must be completed, in accordance with the provisions of the Plan or as required by the Conversion Regulations; (iii) the Agent terminates this Agreement because there has been a material adverse change in the financial condition or operations of the Bank since December 31, 2024; or (iv) immediately prior to the commencement of the Offering, the Agent terminates this Agreement because in its opinion, which shall have been formed in good faith after reasonable determination and consideration of all relevant factors and in consultation with legal counsel, there has been a failure to satisfactorily disclose all relevant information in the Registration Statement, the Prospectus, the Members’ Proxy Statement or the Stockholders’ Proxy Statement or market conditions exist that might render the sale of the Shares by the Holding Company inadvisable, the Agent will be entitled to the reimbursement of the Agent’s reasonable out-of-pocket expenses as set forth above.

The compensation specified above shall be payable (to the extent not already paid) to the Agent in next day funds on the earlier of the Closing Date (as hereinafter defined), a determination by the Lake Shore Parties to terminate or abandon the Plan, or the termination of this Agreement by the Agent or the Lake Shore Parties.

Section 3. Sale and Delivery of Shares. If all the conditions precedent to the consummation of the Conversion, including without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Holding Company agrees to issue the Shares sold in the Offering and to release for delivery certificates or statements evidencing ownership of such Shares on the Closing Date against payment to the Holding Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Holding Company until the conditions specified in Section 8 hereof shall have been complied with to the reasonable satisfaction of the Agent or its counsel. The release of the Shares against payment therefor shall be made on a date and at a place acceptable to the Lake Shore Parties and the Agent as set forth in Section 14. Certificates or statements of ownership for shares shall be delivered directly to the purchasers in accordance with their directions as provided by the Holding Company to the Holding Company’s registrar and transfer agent. The date upon which the Holding Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the “Closing Date.”

Section 4. Representations and Warranties of the Lake Shore Parties. The Lake Shore Parties jointly and severally represent and warrant to and agree with the Agent as follows:

(a)

The Registration Statement, which was prepared by the Holding Company and filed with the SEC, has been declared effective by the SEC, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Lake Shore Parties, threatened by the SEC. At the time the Registration Statement became effective, at the Applicable Time (as defined in Section 4(c) hereof) and at the Closing Date, the Registration Statement complied and will comply in all material respects as to form with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement did not and will not contain an untrue statement of a material fact or omit or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and at the time any Rule 424(b) Prospectus is filed with the SEC and at the Closing Date referred to in Section 2 hereof, the Prospectus (including any amendment or supplement thereto) and any information regarding the Lake Shore Parties contained in Sales Information (as such term is defined in Section 9 hereof) authorized by the Lake Shore Parties for use in connection with the Offering will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Lake Shore Parties by the Agent or its counsel expressly regarding the Agent for use in the Prospectus under the caption “The Conversion and Stock Offering—Plan of Distribution; Selling Agent and Underwriter Compensation” and “The Conversion and Stock Offering—Records Management” (the “Agent Information”).

(b)

No Lake Shore Party has directly or indirectly distributed or otherwise used and will not directly or indirectly distribute or otherwise use any prospectus, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) or other offering material (including, without limitation, content on the party’s website that may be deemed to be a prospectus, free writing prospectus or other offering material) in connection with the offering and sale of the Shares other than any Permitted Free Writing Prospectus (as defined in Section 4(c) hereof) or the Prospectus or other materials permitted by the 1933 Act and the 1933 Act Regulations distributed by the Lake Shore Parties and reviewed and approved in advance for distribution by the Agent. No Lake Shore Party has, directly or indirectly, prepared or used and will not directly or indirectly, prepare or use, any Permitted Free Writing Prospectus except in compliance with the filing and other requirements of Rules 164 and 433 of the 1933 Act Regulations; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the SEC (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) of the 1933 Act Regulations, filed with the SEC), the sending or giving, by the Agent, of any Permitted Free Writing Prospectus will satisfy the provisions of Rules 164 and 433 of the 1933 Act Regulations (without reliance on subsections (b), (c) and (d) for Rule 164 of the 1933 Act Regulations); and the Holding Company is not an “ineligible issuer” (as defined in Rule 405 of the 1933 Act Regulations) as of the eligibility determination date for purposes of Rules 164 and 433 of the 1933 Act Regulations with respect to the offering of the Shares or otherwise precluded under Rule 164 of the 1933 Act Regulations from using free writing prospectuses in connection with the offering of the Shares.

(c)

As of the Applicable Time (as defined below), neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the offered Shares or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agent specifically for use therein, it being understood and agreed that the only information furnished by the Agent consists of the Agent Information. As used in this paragraph and elsewhere in this Agreement:

1.	“Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Shares.

2.

“Statutory Prospectus,” as of any time, means the Prospectus relating to the offered Shares that is included in the Registration Statement relating to the offered Shares immediately prior to the Applicable Time, including any document incorporated by reference therein.

3.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) of the 1933 Act Regulations, relating to the offered Shares in the form filed or required or, if not required to be filed, in the form retained in the Holding Company’s records pursuant to Rule 433(g) under the 1933 Act Regulations. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act, without regard to Rule 172 or Rule 173 of the 1933 Act Regulations.

4.	“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

5.

“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 of the 1933 Act Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii) of the 1933 Act Regulations or otherwise, even though not required to be filed with the SEC.

6.	“Permitted Free Writing Prospectus” means any free writing prospectus as defined in Rule 405 of the 1933 Act Regulations that is consented to by the Holding Company, the Bank and the Agent.

(d)

Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offering and sale of the Shares or until any earlier date that the Holding Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Holding Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Holding Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The first sentence of this Section 4(d) does not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agent specifically for use therein.

(e)

The Prospectus and each Issuer-Represented Free Writing Prospectus when filed, if filed by electronic transmission, pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), was identical to the copy thereof delivered to the Agent for use in connection with the offering of the Shares.

(f)

The FRB has conditionally approved the Conversion Application, such approval remains in full force and effect and no order has been issued by the FRB suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Lake Shore Parties, threatened by the FRB. At the time of the approval of the Conversion Application, including the Prospectus, the Members’ Proxy Statement and the Stockholders’ Proxy Statement (including any amendments or supplements thereto), by the FRB, and at all times subsequent thereto until the Closing Date referred to in Section 2, the Conversion Application, including the Prospectus, the Members’ Proxy Statement and the Stockholders’ Proxy Statement (including any amendment or supplement thereto), will comply in all material respects with the Conversion Regulations, except as the FRB has expressly waived such regulations in writing, and the Conversion Application was accurate and complete in all material respects.

(g)

The Bank has filed the Charter Conversion Application with the NYSDFS, FDIC and OCC and the Charter Conversion Application is accurate and complete in all material respects. The NYSDFS and the FDIC have each conditionally approved the Charter Conversion, such approvals remain in full force and effect and no order has been issued by the NYSDFS or the FDIC or any other regulatory authority suspending or revoking such approvals and no proceedings therefor have been initiated or, to the knowledge of the Lake Shore Parties, threatened by the NYSDFS or the FDIC or any other regulatory authority. At the time of the approval of the Charter Conversion Application by the NYSDFS and the FDIC as applicable, and as of the Closing Date, the Charter Conversion Application complied and will comply in all material respects with the Charter Conversion Regulations, except as the NYSDFS, the FDIC or the OCC has expressly waived such regulations in writing.

(h)

The Holding Company has filed the Holding Company Application with the FRB and has published notice of such filing and the Holding Company Application is accurate and complete in all material respects. The FRB has conditionally approved the Holding Company Application, such approval remains in full force and effect and no order has been issued by the FRB suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Lake Shore Parties, threatened by the FRB. At the date of such approval and as of the Closing Date referred to in Section 2, the Holding Company Application complied and will comply in all material respects with the applicable requirements of the BHCA and the BHCA Regulations, except as the FRB has expressly waived such regulations in writing.

(i)

The Lake Shore Parties have filed the Prospectus and the Sales Information (as defined in Section 9(a)) with the SEC and the FRB. The Prospectus and the Sales Information, as of the date the Registration Statement became effective and on the Closing Date referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the 1933 Act Regulations and the Conversion Regulations and, at or prior to the time of their first use, will have received all required authorizations of the FRB, the SEC and any other applicable regulatory authority for use in final form. No approval of any other regulatory or supervisory or other public authority is required in connection with the distribution of the Prospectus and any Sales Information that has not been obtained and a copy of which has been delivered to the Agent. The Lake Shore Parties have not distributed any offering material in connection with the Offering except for the Prospectus and any Sales Information that has been filed with the Registration Statement and the Conversion Application and authorized for use by the FRB, the SEC or any other applicable regulatory authority. The information contained in the Sales Information filed as an exhibit to both the Registration Statement and the Conversion Application does not conflict in any material respect with information contained in the Registration Statement and the Prospectus. No order has been issued by any state securities administrator preventing or suspending the use of the Prospectus or any Sales Information authorized by the Lake Shore Parties for use in connection with the Offering and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is pending or, to the knowledge of the Lake Shore Parties, threatened. At the time of their use, the Members’ Proxy Statement and the Stockholders’ Proxy Statement, and any other proxy solicitation materials supplemental thereto, will comply in all material respects with the applicable provisions of the Conversion Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)

The Plan has been approved and adopted by the Boards of Directors of the Lake Shore Parties and such approval and adoption have not been rescinded or revoked, and the offer and sale of the Shares and the issuance of the Exchange Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon the Lake Shore Parties by the FRB, the SEC, or any other applicable regulatory authority, except to the extent waived or otherwise approved by such regulatory authority, and, in all material respects, in the manner described in the Prospectus. To the knowledge of the Lake Shore Parties, no person has sought to obtain review of the final action of the FRB, in approving the Plan or the Conversion, or in not objecting thereto, or in approving the Holding Company Application. To the knowledge of the Lake Shore Parties, no person has sought to obtain review of the final action of the NYSDFS or the FDIC, in approving the Charter Conversion or in approving the Charter Conversion Application.

(k)

The Bank has been duly organized and is validly existing as a federally chartered savings bank in stock form and upon completion of the Conversion and the Charter Conversion will be duly organized and validly existing as a New York State chartered commercial bank in stock form, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement, the Prospectus and the General Disclosure Package; upon completion of the Conversion and the Charter Conversion, the Bank will have full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Prospectus and General Disclosure Package; the Bank has obtained all licenses, permits, easements, convents, and other governmental authorizations (“Permits”) currently required for the conduct of its business, except those that individually or in the aggregate would not have a material adverse effect on the conduct of the business, financial condition, results of operations, capital, properties, management, affairs or prospects of the Lake Shore Parties and the Subsidiaries (as hereinafter defined), taken as a whole (a “Material Adverse Effect”); all such Permits are in full force and effect and the Bank has not received notice of any proceeding or action relating to the revocation or modification of any such Permit which, individually or in the aggregate, if subject to an unfavorable decision, ruling or finding, might result in a Material Adverse Effect; except as disclosed in the Registration Statement, the Bank is in compliance with all statutes, laws, rules, regulations, decisions, directives and orders applicable to the operation of its business, except where failure to be in compliance would not have a Material Adverse Effect and the Bank has not received any written, or to its knowledge, oral communication asserting that it is not in material compliance with any statute, law, rule, regulation, decision, directive or order; and the Bank is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a Material Adverse Effect. The authorized capital stock of the Bank consists of one million (1,000,000) shares of common stock, par value $0.01 per share (the “Bank Common Stock”), and two hundred thousand (200,000) shares of preferred stock, par value $0.01 per share (the “Bank Preferred Stock”). At the Closing, (i) all of the outstanding capital stock of the Bank will be duly authorized, validly issued and fully paid and non-assessable and owned directly by the Holding Company free and clear of any security interest, mortgage, pledge, lien, encumbrances or legal or equitable claim, or restriction of any kind, (ii) the Holding Company will have no direct subsidiaries other than the Bank, and (iii) there will be no outstanding warrants or options to purchase any securities of the Bank. The Conversion and the Charter Conversion will be effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Conversion reports, and documents in compliance with the 1933 Act Regulations, the Conversion Regulations, the BHCA Regulations, the Charter Conversion Regulations or letters or orders of approval, at the Closing Date, all terms, conditions, requirements and provisions with respect to the Conversion and the Charter Conversion imposed by the SEC, the FRB, the NYSDFS, the FDIC and any other applicable regulatory authority, if any, will have been complied with by the Lake Shore Parties in all material respects or appropriate waivers will have been obtained and all applicable notice and waiting periods will have been satisfied, waived or elapsed. The Bank does not have any subsidiaries.

(l)

The Holding Company is a stock corporation duly organized and validly existing as a corporation under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package, and at the Closing Date will be, qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. At the Closing Date, the Holding Company will have obtained all Permits required for the conduct of its business except those that individually or in the aggregate would not have a Material Adverse Effect; all such Permits will be in full force and effect, and the Holding Company has in all material respects complied with all statutes, laws, rules, regulations, decisions, directives, and orders applicable to the operation of its business, except where failure to be in compliance would not have a Material Adverse Effect. Prior to the Closing Date, there are not any outstanding warrants or options to purchase any securities of the Holding Company. Upon completion of the Conversion, the Holding Company will be a registered bank holding company under the BHCA.

(m)

The Mid-Tier Company is duly organized, validly existing and in good standing as a corporation organized under the laws of the United States with full corporate power and authority to own and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and, at the Closing Date, the corporate existence of the Mid-Tier Company will cease to exist upon consummation of the Mid-Tier Merger. The Mid-Tier Company is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The Mid-Tier Company has obtained all Permits currently required for the conduct of its business except those that individually or in the aggregate would not have a Material Adverse Effect; all such Permits are in full force and effect, and except as disclosed in the Registration Statement, the Mid-Tier is complying therewith and with all laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not have a Material Adverse Effect. The only direct subsidiary of the Mid-Tier Company is the Bank.

(n)

The MHC is duly organized, validly existing and in good standing as a mutual holding company organized under the laws of the United States with full corporate power and authority to own and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and, at the Closing Date, the corporate existence of the MHC will cease to exist upon consummation of the MHC Merger. The MHC is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The MHC has obtained all Permits currently required for the conduct of its business except those that individually or in the aggregate would not have a Material Adverse Effect; all Permits are in full force and effect, and except as disclosed in the Registration Statement, the MHC is complying therewith and with all laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not have a Material Adverse Effect.

(o)

The authorized capital stock of the Holding Company consists of forty million (40,000,000) shares of Common Stock and ten million (10,000,000) shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). No shares of Common Stock and no shares of Company Preferred Stock are issued and outstanding as of the date hereof other than shares in connection with the incorporation of the Holding Company. The authorized capital stock of the Mid-Tier Company consists of twenty-five million (25,000,000) shares of common stock, par value $0.01 per share (“Mid-Tier Company Common Stock”), and one million (1,000,000) authorized shares of preferred stock, $0.01 value per share (“Mid-Tier Company Preferred Stock”), of which [5,686,288] shares of Mid-Tier Company Common Stock are issued and outstanding as of the date hereof and no shares of Mid-Tier Company Preferred Stock are issued and outstanding as of the date hereof. As of the date hereof, 100 shares of Bank Common Stock and no shares of Bank Preferred Stock are issued and outstanding. The MHC has no authorized capital stock. Except for shares of Mid-Tier Company Common Stock to be issued upon the exercise of subsidiary stock options, no additional shares of Common

Stock, Mid-Tier Company Common Stock or Bank Common Stock, and no shares of Company Preferred Stock, Mid-Tier Company Preferred Stock or Bank Preferred Stock will be issued prior to the Closing Date other than shares in connection with the incorporation of the Holding Company. The issued and outstanding shares of Mid-Tier Company Common Stock and Bank Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. At the time of the Conversion, the Shares will have been duly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and nonassessable. The Exchange Shares have been duly authorized for issuance and, when issued, will be duly and validly issued and fully paid and nonassessable. The MHC owns 3,636,875 shares of Mid-Tier Company Common Stock beneficially and of record free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The Mid-Tier Company owns 100 shares of Bank Common Stock beneficially and of record free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The terms and provisions of the Mid-Tier Company Common Stock and the Common Stock conform in all material respects with the requirements of applicable federal and Maryland law and to all statements relating thereto contained in the Prospectus.

(p)

Except as described in the Prospectus or the Mid-Tier Company’s Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC, there are no encumbrances or restrictions or requirements or material legal restrictions or requirements required to be described therein, on the ability of any of the Lake Shore Parties, (i) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to another party, (ii) to make any loans or advances to, or investments in, another party or (iii) to transfer any of its property or assets to another party.

(q)

The Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation, except where the failure to do so would not have a Material Adverse Effect. Neither the Bank, nor any of its officers or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

(r)

The Bank is a member of the Federal Home Loan Bank of New York (“FHLB-New York”). The deposit accounts of the Bank are, and at the Closing Date will be, insured by the FDIC up to the applicable limits, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Lake Shore Parties, threatened.

(s)	The Holding Company does not have any direct or indirect subsidiaries. At the Closing Date, the Holding Company will have no direct subsidiaries other than the Bank.

(t)

The Lake Shore Parties have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) would not, singly or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Lake Shore Parties, considered as one enterprise, and under which the Lake Shore Parties holds properties, including those described in the Prospectus, are in full force and effect, and no Lake Shore Party has received any written or, to the knowledge of the Lake Shore Parties, oral notice of any material claim of any sort that has been asserted by anyone adverse to the rights of such Lake Shore Party under any such leases or subleases.

(u)

The Lake Shore Parties have received an opinion of its special counsel, Luse Gorman, PC (“Luse Gorman”), with respect to the federal income tax consequences of the Conversion and an opinion of its tax advisor, Yount, Hyde & Barbour, P.C. with respect to the State of New York income tax consequences of the Conversion, and such opinions are accurately summarized, in all material respects, in the Registration Statement and the Prospectus. The Lake Shore Parties represent and warrant that the facts upon which such opinions are based are truthful, accurate and complete in all material respects. None of the Lake Shore Parties will take any action inconsistent therewith.

(v)

Each of the Lake Shore Parties has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares and issue the Exchange Shares as provided herein and as described in the Prospectus, subject to approval or confirmation by the FRB of the final Appraisal as may be required. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated, including the MHC Merger, the Mid-Tier Merger and the Charter Conversion, have been duly and validly authorized by all necessary corporate action on the part of each of the Lake Shore Parties. This Agreement has been validly executed and delivered by each of the Lake Shore Parties and, assuming due execution and delivery by the Agent, is the valid, legal and binding agreement of each of the Lake Shore Parties enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or the rights of creditors of bank holding companies and savings and loan holding companies, the accounts of whose subsidiaries are insured by the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 9 and 10 hereof may be unenforceable as against public policy or pursuant to applicable Federal law and the rules and regulations of the FRB).

(w)

As of the date hereof and as of the Closing Date, the Lake Shore Parties are not subject to and have not been advised by the FRB or any other federal or state governmental authorities that it is considering issuing or requesting, any cease and desist order, written agreement, directive, memorandum of understanding or other regulatory enforcement actions, proceeding or order, commitment letter or similar undertaking (other than orders or directives applicable to the banking industry as a whole), supervisory letter or adoption of board resolutions. None of the Lake Shore Parties is in violation of any directive received from the FRB, the SEC, OCC, the NYSDFS, the FDIC or any other agency to make any material change in the method of conducting its business so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the FRB, the OCC, the NYSDFS, the FDIC and the SEC).

(x)

Except as described in the General Disclosure Package and the Prospectus, no suit or proceeding, charge, investigation or action before or by any court, regulatory authority or governmental agency or body is or will be pending or, to the knowledge of the Lake Shore Parties, threatened, which might materially and adversely affect the performance by the Lake Shore Parties of their obligations under this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Prospectus, or which might result in a Material Adverse Effect or which is required to be disclosed in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus and is not so disclosed. During the last four years, no Lake Shore Party has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

(y)

The consolidated financial statements, schedules and notes related thereto which are included in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the balance sheet, statement of income, statement of comprehensive income, statement of changes in capital accounts and statement of cash flows of the Mid-Tier Company on a consolidated basis at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act Regulations and the Conversion Regulations. Such financial statements, schedules and notes related thereto have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied through the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Lake Shore Parties with the FRB, the SEC and the OCC, and any other applicable regulatory authority, except that accounting principles employed in such regulatory filings conform to the requirements of such authorities and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus and the General Disclosure Package present fairly the information shown therein on a basis consistent with the audited consolidated financial statements of the Mid-Tier Company included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

(z)

The Lake Shore Parties carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries. All policies of insurance insuring the Lake Shore Parties or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Lake Shore Parties are in compliance with the terms of such policies in all material respects. No Lake Shore Party has been refused any insurance coverage sought or applied for during the last four years; and no Lake Shore Party has any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. None of the Lake Shore Parties has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures shall have to be made in order to continue such insurance. There are no claims under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause where absence of coverage would have a Material Adverse Effect.

(aa)

Since the respective dates as of which information is given in the Registration Statement, including the Prospectus and except as disclosed in the General Disclosure Package and the Prospectus: (i) no event resulting in a Material Adverse Effect has occurred, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of any of the Lake Shore Parties or in the principal amount of the Lake Shore Parties’ consolidated assets which are classified by any of such entities as impaired, substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of any of the Lake Shore Parties; nor has any of the Lake Shore Parties issued any securities (other than in connection with the incorporation of the Holding Company) or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of business; (iii) there have not been any material transactions entered into by the Lake Shore Parties; (iv) there has not been any material adverse change in the aggregate dollar amount of the Lake Shore Parties deposits or its capital accounts; (v) there has been no material adverse change in any of the Lake Shore Parties’ relationship with its insurance carriers, including, without limitation, cancellation or other termination of any of the Lake Shore Parties’ fidelity bond or any other type of insurance coverage; (vi) there has been no material change in management of any of the Lake Shore Parties; (vii) none of the Lake Shore Parties has sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (viii) none of the Lake Shore Parties has defaulted in the payment of principal or interest on any outstanding debt obligations; (ix) the capitalization, liabilities, assets, properties and business of the Lake Shore Parties conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus; and (x) none of the Lake Shore Parties has any material liabilities, contingent or otherwise, except as set forth in the Prospectus.

(bb)

None of the Lake Shore Parties is in material violation of their respective charters or bylaws (and none of the Lake Shore Parties will be in material violation of its charter or bylaws upon completion of the Conversion and the Charter Conversion). The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not: (i) conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a breach or default) under, or result in the creation of any lien, charge or encumbrance upon any of the assets of any of the Lake Shore Parties pursuant to the respective charters or bylaws of the Lake Shore Parties or any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license, Permit or any other agreement or instrument in which the Lake Shore Parties has a beneficial interest, or any applicable law, rule, regulation or order, except for such violations as would not have a Material Adverse Effect; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to any of the Lake Shore Parties, except for such violations as would not have a Material Adverse Effect; or (iii) result in the creation of any material lien, charge or encumbrance upon any property of the Lake Shore Parties.

(cc)

All documents made available or delivered by, or to be made available to or delivered by the Lake Shore Parties or their representatives in connection with the issuance and sale of the Shares, or in connection with the Agent’s exercise of due diligence, except for those documents which were prepared by parties other than the Lake Shore Parties or their representatives were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects. The records used by the Lake Shore Parties to determine the identities of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects.

(dd)

Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Holding Company will be within the range set forth in the General Disclosure Package and the Prospectus under the caption “Capitalization,” except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, no preemptive rights exist with respect to the Shares or the Exchange Shares; and the terms and provisions of the Shares and the Exchange Shares will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. Upon the issuance of the Shares, good title to the Shares will be transferred from the Holding Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

(ee)

No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, on the part of any of the Lake Shore Parties in the due performance and observance of any term, covenant, agreement, obligation, representation, warranty or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement, lease, license, Permit or any other instrument or agreement to which the Lake Shore Parties or by which any of them or any of their respective property is bound or affected which, in any such case, could have, individually or in the aggregate with other breaches, violations or defaults, a Material Adverse Effect; each of such agreements is in full force and effect and is the legal, valid and binding agreement of the applicable Lake Shore Party and, to the knowledge of the Lake Shore Parties, the other parties thereto, enforceable, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and no other party to any such agreement has instituted or, to the knowledge of the Lake Shore Parties, threatened any action or proceeding wherein any of the Lake Shore Parties would or might be alleged to be in default thereunder where such action or proceeding, if determined adversely to the Lake Shore Parties, would have a Material Adverse Effect. There are no contracts or documents that are required to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Prospectus, the General Disclosure Package or any Permitted Free Writing Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement, the Prospectus, the General Disclosure Package and any Permitted Free Writing Prospectus are fairly summarized in all material respects. No party has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the Prospectus, the General Disclosure Package or any Permitted Free Writing Prospectus, or filed as an exhibit to the Registration Statement, and, to the knowledge of the Lake Shore Parties, no such termination has been threatened by any party to any such contract or agreement.

(ff)

Subsequent to the date the Registration Statement is declared effective by the SEC and prior to the Closing Date, except as otherwise may be indicated or contemplated in the Registration Statement, none of the Lake Shore Parties has or will have issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business.

(gg)

Except for the Lake Shore Savings 401(k) Plan and the Lake Shore Savings Bank Employee Stock Ownership Plan, none of the Lake Shore Parties maintains any “pension plan,” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In addition, (A) the employee benefit plans, including employee welfare benefit plans, of the Lake Shore Parties (the “Employee Plans”) have been operated in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), all regulations, rulings and announcements promulgated or issued thereunder and all other applicable laws and governmental regulations, (B) no reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of the Lake Shore Parties for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation, (C) no prohibited transaction under Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee Plan of the Lake Shore Parties and (D) all Employee Plans that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code, except to the extent such noncompliance, reportable event or prohibited transaction would not have, individually or in the aggregate, a Material Adverse Effect. There are no pending or, to the knowledge of the Lake Shore Parties, threatened, claims by or on behalf of any Employee Plan, by any employee or beneficiary covered under any such Employee Plan or by any governmental authority, or otherwise involving such Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits).

(hh)

No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement, the issuance of the Shares or the Exchange Shares, except for the approval of the FRB and the SEC, and the approval of the Charter Conversion by the NYSDFS and the FDIC, and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares and the Exchange Shares are to be offered, and except as may be required under the rules and regulations of FINRA or the Nasdaq Stock Market LLC.

(ii)

Each of Yount Hyde & Barbour, P.C. and Baker Tilly US LLP, which has certified the audited financial statements of the Mid-Tier Company included in the Prospectus, has advised the Lake Shore Parties in writing that, with respect to its applicable certification it is, with respect to the Lake Shore Parties, independent certified public accountants as required by the Code of Professional Ethics of the American Institute of Certified Public Accountants, the applicable rules of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and the SEC, they are registered with the PCAOB and such firm is not, with respect to the Lake Shore Parties, in violation of the auditor independence requirements of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (“Sarbanes-Oxley Act”).

(jj)

RP Financial, LC., which has prepared the Appraisal, has advised the Lake Shore Parties in writing that it is independent of the Lake Shore Parties within the meaning of the Conversion Regulations and is believed by the Lake Shore Parties to be experienced and expert in the valuation and the appraisal of business entities, including savings institutions, and the Lake Shore Parties believe that RP Financial, LC. has prepared the Appraisal information set forth in the Prospectus in accordance with the requirements of the Conversion Regulations.

(kk)

The Lake Shore Parties have timely filed or extended all required federal, state and local tax returns; the Lake Shore Parties have paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended or where such taxes may be contested in good faith, have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority. The Lake Shore Parties have no knowledge of any tax deficiency which has been or might be assessed against any of them which, if the subject of an unfavorable decision, ruling or finding, could have, individually or in the aggregate with other tax deficiencies, a Material Adverse Effect. All material tax liabilities have been adequately provided for in the financial statements of the Lake Shore Parties in accordance with GAAP. To the knowledge of the Lake Shore Parties, there are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the Holding Company or with the issuance, sale by the Holding Company of the Shares or the issuance of the Exchange Shares.

(ll)

Other than as disclosed in the Registration Statement, the operations of each of the Lake Shore Parties are and have been conducted at all times in compliance in all material respects with the anti-money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Anti-Money Laundering Laws”) and to their knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Lake Shore Parties with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Lake Shore Parties, threatened.

(mm)

No labor dispute with the employees of the Lake Shore Parties exists or, to the knowledge of the Lake Shore Parties, is threatened, and, to the knowledge of the Lake Shore Parties, there are no existing or threatened labor disturbance by the employees of any of its or any subsidiaries’ principal customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(nn)

No Lake Shore Party or any director, officer or employee of the Lake Shore Parties nor, to the knowledge of the Lake Shore Parties, any agent, affiliate or other person associated with or acting on behalf of the Lake Shore Parties has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (b) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption law; or (d) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Bank has instituted, maintains and enforces, and the Lake Shore Parties will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(oo)

None of the Lake Shore Parties has: (i) issued any securities within the last 18 months (except for the issuance of stock options, restricted stock or shares of Common Stock pursuant to an Employee Plan, notes to evidence bank loans and reverse repurchase agreements or other liabilities in the ordinary course of business or as described in the Prospectus); (ii) had any dealings within the 12 months prior to the date hereof with any member of FINRA, other than as disclosed in the Prospectus, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of United States government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement except as contemplated hereunder; and (iv) engaged any intermediary between the Agent and the Lake Shore Parties in connection with the offering of the Shares, and no person is being compensated in any manner for such service. The Lake Shore Parties have not relied upon the Agent or its legal counsel for any legal, tax or accounting advice in connection with the Conversion. To the knowledge of the Lake Shore Parties, there are no affiliations or associations (as such terms are defined by the FINRA) between any member of FINRA and any of the Lake Shore Parties’ officers or directors.

(pp)

The Lake Shore Parties own, or possess adequate rights to use, all patents, copyrights, trademarks, service marks, trade names and other rights necessary to conduct the businesses now conducted by them in all material respects or as described in the Prospectus and any Permitted Free Writing Prospectus and no Lake Shore Party has received any written notice or has any knowledge of infringement or conflict with asserted rights of others or of any facts or circumstances which would render invalid or inadequate to protect the rights of the Lake Shore Parties with respect to any patents, copyrights, trademarks, service marks, trade names or other rights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, and, to the knowledge of the Lake Shore Parties, there is no basis for any such infringement or conflict which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

(qq)	Except as has not had and would not reasonably be expected to have a Material Adverse Effect:

(i)

The Bank has complied in all material respects with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Bank satisfied, (A) all applicable federal and state laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Lake Shore

Parties and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(ii)

No Agency, Loan Investor or Insurer has (A) notified the Bank in writing that the Bank has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Bank to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Bank or (C) indicated in writing to the Bank that it has terminated or intends to terminate its relationship with the Bank for poor performance, poor loan quality or concern with respect to the Bank compliance with laws.

For purposes of this Section 4.1(pp): (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Bank or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (B) “Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Lake Shore Parties or a security backed by or representing an interest in any such mortgage loan; and (C) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Lake Shore Parties, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

(rr)

None of the Lake Shore Parties is, and neither intends to conduct business in a manner which would cause it to become, an “investment company,” an entity “controlled” by an “investment company” or an “investment adviser” within the meaning of the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended.

(ss)

None of the Lake Shore Parties or any properties owned or operated by any of the Lake Shore Parties, is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the knowledge of the Lake Shore Parties, threatened relating to the liability of any property owned or operated by the Lake Shore Parties under any Environmental Law. To the knowledge of the Lake Shore Parties, there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Lake Shore Parties relating to any Environmental Law. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

(tt)

The Lake Shore Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accounts or assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the knowledge of the Lake Shore Parties, Yount, Hyde & Barbour, P.C. and the Audit Committee of the Board of Directors (the “Audit Committee”) have been advised of: (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Mid-Tier Company’s and the Bank’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Lake Shore Parties’ internal accounting controls.

(uu)

All of the loans represented as assets of the Lake Shore Parties in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Parts 226 and 1026), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a Material Adverse Effect. All such loans secured by dwellings constitute qualified mortgages within the meaning of 12 C.F.R. § 1026.43.

(vv)

All of the information, as may have been updated or amended, provided to the Agent or to counsel for the Agent by the Lake Shore Parties and their respective officers and directors in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules 5110 and 5121 is true, complete and correct.

(ww)

Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Lake Shore Parties any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(xx)

The statistical and market related data contained in any Permitted Free Writing Prospectus, the Prospectus and the Registration Statement are based on or derived from sources which the Lake Shore Parties believe were reliable and accurate at the time they were filed with the SEC. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) contained in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(yy)

To the knowledge of the Lake Shore Parties, with the exception of the intended loan to the Bank’s ESOP by the Holding Company to enable the ESOP to purchase Shares in an amount up to 8.0% of the Common Stock that will be sold in the Offering, none of the Lake Shore Parties or their employees has made any payment of funds of the Lake Shore Parties as a loan for the purchase of the Common Stock. To the knowledge of the Lake Shore Parties, none of the Lake Shore Parties or their employees has made any payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(zz)

The Holding Company has submitted or will have submitted prior to the Closing Date all notices required to consummate the Conversion and to have the Shares and the Exchange Shares listed on the Nasdaq Capital Market effective as of the Closing Date referred to in Section 2 hereof.

(aaa)

At or prior to the hour and date upon which the Holding Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the “Closing Time”, the Holding Company will have filed a Form 8-A for the Shares and the Exchange Shares to be registered under Section 12(b) of the Exchange Act (the “Exchange Act Registration Statement”).

(bbb)

Upon the completion of the Conversion, the Holding Company will be in compliance with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, and will use its best efforts to comply with those provisions of the Sarbanes-Oxley Act that will become effective in the future upon their effectiveness.

(ccc)

None of the Lake Shore Parties nor any director, officer, employee or, to the knowledge of the Lake Shore Parties, after due inquiry, agent or affiliate thereof is (a) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or relevant sanctioning authority; (b) located, organized or resident in a country or territory that is the subject of such sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria); and (c) the Holding Company will not, directly or indirectly, use the proceeds of the Offerings, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or engage in dealings or transactions with any person, or in any country, or territory, subject to any U.S. sanctions administered by OFAC or relevant sanctioning authority.

(ddd)

Neither any of the Lake Shore Parties nor any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes. For purposes of this subsection, “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the MHC, the Mid-Tier Company, the Holding Company or the Bank.

(eee)

Any certificates signed by an officer of any of the Lake Shore Parties pursuant to the conditions of this Agreement and delivered to the Agent or their counsel that refers to this Agreement shall be deemed to be a representation and warranty by such Lake Shore Party to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

Section 5. Representations and Warranties of the Agent. The Agent represents and warrants to the Lake Shore Parties as follows:

(a)

The Agent is a corporation and is validly existing in good standing under the laws of the State of Florida with full power and authority to provide the services to be furnished to the Lake Shore Parties hereunder. The Agent is registered as a broker-dealer with the SEC and is a member of FINRA.

(b)	Any funds received by the Agent to purchase Shares in the Syndicated Community Offering will be handled in accordance with Rule 15c2-4 under the 1934 Act, to the extent applicable.

(c)

With respect to certain non-public information about the Bank’s depositors and customers (“Customer Information”) that the Agent may be provided access to in connection with providing services under this Agreement, the Agent shall: (i) use Customer Information only as necessary to perform its obligations pursuant to this Agreement or as permitted by the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”), and OCC policies thereunder and other applicable law, all as may be amended from time to time; (ii) not disclose Customer Information to any third party, except to other third party service providers assisting the Bank with the Offering and the Conversion or the Agent with respect to its obligations under this Agreement, unless the Bank has consented in writing to the disclosure or the Bank has confirmed that such disclosure is permissible pursuant to applicable law; and (iii) adopt reasonably appropriate measures to protect against unauthorized access to or use of the Customer Information in its control that could result in substantial harm or inconvenience to any customer of the Bank.

(d)

Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services; and the Agent is a registered selling agent in each of the jurisdictions in which the Shares are to be offered by the Holding Company in reliance upon the Agent as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

(e)	No approval of any regulatory or supervisory or other public authority is required in connection with the Agent’s execution and delivery of this Agreement, except as may have been received.

(f)

There is no suit or proceeding or charge or action pending before or by any court, regulatory authority or government agency or body or, to the knowledge of the Agent, threatened, which might materially adversely affect the Agent’s performance under this Agreement.

(g)

The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation or bylaws of the Agent or any agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

(h)

The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

Section 6. Covenants of the Lake Shore Parties. The Lake Shore Parties hereby jointly and severally covenant and agree with the Agent as follows:

(a)

The Lake Shore Parties will not, after the date of effectiveness or approval, as applicable, file any amendment or supplement to the Registration Statement, the Prospectus or any Conversion Application without written notice to the Agent of their intention to do so and providing the Agent and its counsel an opportunity to review such amendment or supplement, nor will any Lake Shore Party file any such amendment or supplement to which the Agent shall reasonably object.

(b)

If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at the subsequent time, not misleading, the Lake Shore Parties will notify promptly the Agent so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Holding Company will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Lake Shore Parties by the Agent expressly for use therein.

(c)

Each of the Lake Shore Parties represents and agrees that, unless it obtains the prior consent of the Agent, and the Agent represents and agrees that, unless it obtains the prior consent of the Lake Shore Parties, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” as defined in Rule 433 of the 1933 Act Regulations, or that would constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the SEC. The Lake Shore Parties represent that they have treated or agree that they will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, and have complied and will comply in all material respects with the requirements of Rule 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including timely SEC filing where required, legending and record keeping. The Lake Shore Parties need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act without regard to Rule 172 or 173 of the 1933 Act Regulations.

(d)

The Lake Shore Parties will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the SEC and any post-approval amendment to the Conversion Application, the Holding Company Application and/or the Charter Conversion Application to be approved by the FRB, the NYSDFS, the FDIC or any other governmental entity, and will immediately upon receipt of any information concerning the events listed below notify the Agent: (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application, the Holding Company Application and/or the Charter Conversion

Application have been approved by the FRB, the NYSDFS, the FDIC or any other governmental entity; (iii) of any comments from the SEC, the FRB, the NYSDFS, the FDIC or any other governmental entity with respect to the Conversion or the Charter Conversion; (iv) of the request by the SEC, the FRB, the NYSDFS, the FDIC or any other governmental entity for any amendment or supplement to the Registration Statement, the Conversion Application, the Holding Company Application, the Charter Conversion Application or for additional information; (v) of the issuance by the SEC, the FRB, the NYSDFS, the FDIC or any other governmental entity of any order or other action suspending the Conversion or the Charter Conversion or the use of the Registration Statement or the Prospectus or any other filing of the Lake Shore Parties under the Conversion Regulations, the Charter Conversion Regulations or other applicable law, or the threat of any such action; (vi) of the issuance by the SEC, the FRB or any authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vii) of the occurrence of any event mentioned in paragraph (h) below. The Lake Shore Parties will make every reasonable effort (i) to prevent the issuance by the SEC, the FRB or any other regulatory authority of any such order and (ii) if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time. The Lake Shore Parties will provide copies of the foregoing comments, requests and orders to the Agent following receipt of such items.

(e)

The Lake Shore Parties will deliver to the Agent and to its counsel an electronic copy of the Registration Statement, the Conversion Application, the Holding Company Application and the Charter Conversion Application, as originally filed and of each amendment or supplement thereto, including all exhibits. Further, the Lake Shore Parties will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any FINRA filings. In addition, the Lake Shore Parties will also promptly deliver to the Agent such number of copies of the closing documents with respect to the Conversion and the Offering as the Agent may reasonably request.

(f)

The Holding Company and the Bank will furnish to the Agent, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act (the “1934 Act Regulations”), state securities laws or regulations or applicable rules of any other governmental entity. The Lake Shore Parties authorize the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by the Agent.

(g)

The Lake Shore Parties will comply with any and all material terms, conditions, requirements and provisions with respect to the Conversion and the Offering imposed by the SEC, the FRB, or any other applicable regulator, or the Conversion Regulations or the BHCA Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing

Date and when the Prospectus is required to be delivered, and during such time period the Lake Shore Parties will comply, at their own expense, with all material requirements imposed upon them by the SEC, the FRB or any other applicable regulator, or the Conversion Regulations or the BHCA Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Shares during such period in accordance with the provisions hereof and the Prospectus. The Lake Shore Parties will comply with any and all material terms, conditions, requirements and provisions with respect to the Charter Conversion imposed by the NYSDFS, the FDIC, the OCC, or any other applicable regulator, with respect to the Charter Conversion. The Holding Company will comply in all material respects with all undertakings contained in the Registration Statement.

(h)

If, at any time during the period when the Prospectus is required to be delivered, any event relating to or affecting any of the Lake Shore Parties shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Holding Company and in the reasonable opinion of the Agent’s counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, the Holding Company will immediately so inform the Agent and prepare and file, at its own expense, with the SEC, and the FRB, and furnish to the Agent a reasonable number of copies, of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to the Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Holding Company will timely furnish to the Agent such information with respect to the Lake Shore Parties as the Agent may from time to time reasonably request.

(i)

The Lake Shore Parties will take all necessary actions in cooperating with the Agent and furnish to whomever the Agent may direct such information as may be required to qualify or register the Shares, to the extent applicable, for offering and sale or issuance by the Holding Company or to exempt such Shares from registration, or to exempt the Holding Company as a broker-dealer and its officers, directors and employees as broker-dealers, salesmen or agents under applicable securities or blue sky laws of such U.S. jurisdictions in which the Shares are required under the Conversion Regulations to be sold or as the Agent and the Holding Company may reasonably agree upon; provided, however, that the Holding Company shall not be obligated to file any general consent to service of process, to qualify to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salesmen or agents in any jurisdiction. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Holding Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

(j)

The Holding Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 180 days after the Closing Date, without the Agent’s prior written consent, any of its shares of common stock, other than the Shares and the Exchange Shares or other than in connection with any plan or arrangement described in the Prospectus, including shares issued pursuant to an Employee Plan.

(k)

The Holding Company will register its common stock under Section 12(b) of the 1934 Act. The Holding Company shall maintain the effectiveness of such registration for not less than three years from the time of effectiveness.

(l)

During the period during which the Common Stock is registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Holding Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report of the Holding Company (including a consolidated balance sheet and statements of consolidated income, stockholders’ equity and cash flows of the Holding Company and its subsidiaries as at the end of and for such year, certified by independent registered public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act) and make available as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first fiscal quarter ending after the effective time of the Registration Statement) financial information of the Holding Company and its subsidiaries for such quarter in reasonable detail.

(m)

During the period of three years from the date hereof, the Holding Company will furnish to the Agent: (i) as soon as practicable after such information is publicly available, a copy of each report of the Holding Company furnished to or filed with the SEC under the 1934 Act or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders); provided, however, that for purposes of this requirement, documents filed electronically on the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System shall be deemed to be delivered to the Agent upon filing with the SEC; (ii) a copy of each other non-confidential report of the Holding Company mailed to its stockholders or filed with the SEC, the NYSDFS, the FRB, the FDIC or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Holding Company or the Bank as the Agent may reasonably request; and (iii) from time to time, such other nonconfidential information concerning the Holding Company or the Bank as the Agent may reasonably request.

(n)

The Holding Company and the Bank will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption “How We Intend to Use the Proceeds from the Offering.”

(o)

The Holding Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Holding Company’s fiscal quarter next following the effective date (as defined in such Rule 158) of the Registration Statement.

(p)	The Holding Company shall notify the Agent when funds shall have been received for the minimum number of Shares set forth in the Prospectus.

(q)

The Lake Shore Parties will maintain appropriate arrangements for depositing all funds received from persons mailing or delivering subscriptions for or orders to purchase Shares in the Offering with the Bank, on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Holding Company’s or the Bank’s obligation to refund payments received from persons subscribing for or ordering Shares in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Bank will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Holding Company to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

(r)	The Holding Company will report the use of proceeds of the Offering in accordance with Rule 463 under the 1933 Act.

(s)	The Lake Shore Parties will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with FINRA Rules 5130 and 5131.

(t)	None of the Lake Shore Parties will amend the Plan without notifying the Agent and the Agent’s counsel prior thereto.

(u)

The Holding Company shall assist the Agent, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide the Agent with any information necessary to assist the Holding Company in allocating the Shares in such event and such information shall be accurate and reliable in all material respects.

(v)

Prior to the Closing Date, the Holding Company and the Bank will inform the Agent of any event or circumstances of which either is aware as a result of which the Registration Statement and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

(w)

The Holding Company will not deliver the Shares until the Lake Shore Parties have satisfied or caused to be satisfied each condition set forth in Section 8 hereof, unless such condition is waived in writing by the Agent.

(x)

Subsequent to the date the Registration Statement is declared effective by the SEC and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, none of the Lake Shore Parties will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of the Lake Shore Parties, taken as a whole.

(y)

Until the Closing Date, the Lake Shore Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the SEC, the OCC and the FRB.

(z)	The facts and representations provided to Luse Gorman by the Lake Shore Parties and upon which Luse Gorman will base its opinion under Section 8(c) are and will be truthful, accurate and complete.

(aa)

Other than as permitted by the Conversion Regulations, the 1933 Act, the 1933 Act Regulations and the laws of any jurisdiction in which the Shares are qualified for sale, the Lake Shore Parties will not distribute any offering material in connection with the Offering except for the Prospectus and the Sales Information (except for any affidavit to qualify an exemption under state securities laws) that has been filed with the Registration Statement and the Conversion Application and authorized for use by the FRB. The Sales Information shall not conflict in any material respect with the information contained in the Registration Statement and the Prospectus.

(bb)

The Holding Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act and all applicable rules, regulations, guidelines and interpretations promulgated thereunder by any governmental entity having jurisdiction over the Holding Company.

(cc)

The Lake Shore Parties will not, prior to the Closing Date, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus.

(dd)

Prior to the Closing Date, the Holding Company will establish and maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the 1934 Act) that are designed to ensure that the information it will be required to disclose in the reports it files or submits under the 1934 Act is accumulated and communicated to the Holding Company’s management (including the Holding Company’s President and Chief Financial Officer) in a timely manner and recorded, processed, summarized and reported within the periods specified in the SEC’s rules and forms. The books, records and accounts and systems of internal accounting control of the Lake Shore Parties and its subsidiaries will comply in all material respects with the requirements of the 1934 Act.

(ee)

During the period when the Prospectus is required to be delivered, the Holding Company and the Bank will comply, at their own expense, with all requirements imposed upon them by the FRB, by the applicable Conversion Regulations, as from time to time in force, the 1933 Act, the 1933 Act Regulations, the 1934 Act, and the 1934 Act Regulations, including, without limitation, Regulation M under the 1934 Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

(ff)

The Holding Company authorizes the Agent and any Selected Dealer to act as agents of the Holding Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Shares having record addresses in the states or jurisdictions set forth in a survey of the securities or “blue sky” laws of the various jurisdictions in which the Offering will be made.

(gg)

The Lake Shore Parties will promptly inform the Agent upon its receipt of service with respect to any material litigation or administrative action instituted with respect to the Conversion or the Offering.

(hh)	The Lake Shore Parties will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 8.

(ii)	At Closing Time, the Shares and the Exchange Shares shall have been approved for listing on the Nasdaq Capital Market upon notice of issuance.

(jj)

The liquidation accounts required under the Plan for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders (as defined in the Plan) will be duly established and maintained in accordance with the requirements of the Conversion Regulations, and such Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their savings accounts in the Bank will have an inchoate interest in their pro rata portion of the liquidation accounts, which shall have a priority superior to that of the holders of the Common Stock in the event of a complete liquidation of the Holding Company and the Bank.

Section 7. Payment of Expenses. Whether or not the Conversion is completed or the sale of the Shares by the Holding Company is consummated, the Lake Shore Parties jointly and severally agree to pay or reimburse the Agent for: (a) all filing fees in connection with all filings related to the Conversion with FINRA; (b) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares; (c) subject to Section 2(d), all expenses of the Conversion, including but not limited to the Agent’s attorneys’ fees, blue sky fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Offering. In the event the Holding Company is unable to sell the minimum number of shares necessary to complete the Conversion or the Conversion is terminated or otherwise abandoned, the Lake Shore Parties shall promptly reimburse the Agent in accordance with Section 2(d) hereof.

Section 8. Conditions to the Agent’s Obligations. The obligations of the Agent hereunder, as to the Shares to be delivered at the Closing Date, are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the Lake Shore Parties herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Lake Shore Parties shall have performed all of its obligations hereunder to be performed on or before such dates, and to the following further conditions:

(a)

At the Closing Date, the Lake Shore Parties shall have conducted the Conversion in all material respects in accordance with the Plan, the Conversion Regulations (except to the extent waived or otherwise approved by the FRB), and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion and the Charter Conversion imposed upon them by the FRB or any other regulatory body to the reasonable satisfaction of Agent and its counsel.

(b)

The Registration Statement shall have been declared effective by the SEC, the Holding Company Application shall have been approved by the FRB and any other applicable regulator, and the Charter Conversion Application shall have been approved by the NYSDFS and the FDIC, not later than 5:30 p.m. on the date of this Agreement, or with the Agent’s consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or, to the knowledge of the Lake Shore Parties, threatened by the SEC or any regulatory authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion or the Charter Conversion shall have been issued or proceedings therefore initiated or, to the Lake Shore Parties’ knowledge, threatened by the SEC, the FRB, the NYSDFS, the FDIC or any other regulatory authority, except in such states in which the registration of the Offering or the Shares or the Exchange Shares has been withdrawn and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares or the Exchange Shares. The Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, the Members’ Proxy Statement and the Stockholders’ Proxy Statement, and all amendments or supplements thereto, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(c)

At the Closing Date, the Agent shall have received the favorable opinion, dated as of the Closing Date and addressed to the Agent and for its benefit and upon which Agent’s counsel may rely for purposes of delivering its legal opinion pursuant to Section 8(d), of Luse Gorman, special counsel for the Lake Shore Parties, in form and substance satisfactory to the Agent and its counsel, as attached hereto as Exhibit B.

(d)

At the Closing Date, the Agent shall have received the favorable opinion, dated as of the Closing Date and addressed to the Agent and for its benefit, of Kilpatrick Townsend & Stockton LLP, special counsel for the Agent, with respect to such matters as the Agent may reasonably require. Such opinion may rely upon certificates of officers and directors of the Lake Shore Parties delivered pursuant hereto or as such counsel shall reasonably request and the opinion of Luse Gorman delivered pursuant to subsection (c) above.

(e)

Prior to the mailing of the Prospectus to eligible subscribers, a blue sky memorandum from Luse Gorman relating to the Offering, including Agent’s participation therein, shall have been furnished to the Holding Company with a copy thereof addressed to Agent or upon which Luse Gorman shall state the Agent may rely. The blue sky memorandum will relate to the necessity of obtaining or confirming exemptions, qualifications or the registration of the Shares and the Exchange Shares under applicable state securities law.

(f)

At the Closing Date, the Agent shall receive a certificate of the President and the Chief Financial Officer of each of the Lake Shore Parties, solely in their capacities as such and without personal liability therefor, in form and substance reasonably satisfactory to the Agent’s counsel, dated as of such Closing Date, to the effect that: (i) they have carefully examined the Registration Statement, the Prospectus and the General Disclosure Package and, in their opinion, as of the effective date of the Registration Statement, and at the time the Prospectus became authorized for final use, the Registration Statement, the Prospectus and the General Disclosure Package did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Lake Shore Parties; (iii) since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Lake Shore Parties independently, or of the Lake Shore Parties considered as one enterprise, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (v) the Lake Shore Parties complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date, including the conditions set forth in this Section 8, and will comply in all material respects with all obligations to be satisfied by them after the Closing Date; (vi) based on each of their knowledge, the financial statements and other financial information included in the Registration Statement, the Prospectus and the General Disclosure Package fairly present the financial condition and results of operations of the Bank as of and for the dates and periods covered by the Registration Statement and the Prospectus; (vii) they are responsible for establishing and maintaining disclosure controls and procedures; (viii) they have designed such disclosure controls and procedures to ensure that material information relating to the Holding Company and the Bank is made known to them; (ix) they have evaluated the effectiveness of their disclosure controls and procedures; (x) they have disclosed to Yount, Hyde & Barbour, P.C. and the Audit Committee (A) all significant deficiencies in the design or operation of disclosure controls and procedures which are reasonably likely to adversely affect the Holding Company’s and the Bank’s ability to record, process, summarize, and report financial data, and have identified for the Holding Company’s and the Bank’s independent registered public accounting firm any material weaknesses in disclosure controls and procedures and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Holding Company’s and the Bank’s disclosure controls and procedures; (xi) the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been initiated or, to their knowledge, threatened by the SEC or any state or federal authority; (xii) no order suspending the Conversion, the Offering or the use of the Prospectus has been issued and no proceedings for that purpose are pending or, to their knowledge, threatened by the SEC, the FRB, the OCC, the FDIC or any state or federal authority; and (xiii) to their knowledge, no person has sought to obtain review of the final action of the FRB approving the Conversion Application, including the Plan included therein; (xiv) no order suspending the FRB’s approval of the Holding Company Application or the transactions contemplated thereby has been issued and no proceedings for that purpose have been initiated or, to their knowledge, threatened by the FRB or any other applicable regulatory agency; and (xv) no order suspending the Subscription and Community Offering or the Syndicated Offering or authorization for use of the Prospectus has been issued and no proceedings for that purpose have been initiated by the FRB.

(g)

None of the Lake Shore Parties shall have sustained, since the date of the latest financial statements included in the Registration Statement, the General Disclosure Package and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, there shall not have been any Material Adverse Effect that is in the Agent’s reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares or the Exchange Shares on the terms and in the manner contemplated in the Prospectus.

(h)

Prior to and at the Closing Date, in the reasonable opinion of the Agent, (i) there shall have been no material adverse change in the financial condition, results of operations, business, affairs or prospects of the Lake Shore Parties considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus, other than transactions referred to or contemplated therein; (ii) there shall have been no material transaction entered into by any Lake Shore Party since the latest dates as of which the financial condition of the Lake Shore Parties is set forth in the Prospectus, other than transactions referred to or contemplated therein or in the ordinary course of business; (iii) none of the Lake Shore Parties shall have received from the OCC or the FRB any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction (if permitted to be disclosed), if any, shall have been disclosed to the Agent) or which materially and adversely would affect the financial condition, results of operations or business of the Lake Shore Parties taken as a whole; (iv) none of the Lake Shore Parties shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (v) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, not disclosed in the Prospectus, shall be pending or, to the knowledge of the Lake Shore Parties, threatened against the any of the Lake Shore Parties or affecting any of their properties wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect; and (vi) the Shares and the Exchange Shares shall have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to by the Lake Shore Parties.

(i)

Concurrently with the execution of this Agreement, the Agent shall receive a letter from Yount, Hyde & Barbour, P.C., dated as of the date hereof and addressed to the Agent: (i) confirming that Yount, Hyde & Barbour, P.C. is a firm of independent registered public accountants within the applicable rules of the SEC and the PCAOB and stating in effect that in its opinion the financial statements and related notes of the Mid-Tier Company as of December 31, 2024, and for the year ended December 31, 2024, and covered by their opinion included in the Prospectus, and any other more recent unaudited financial statements included in the Prospectus, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and related published rules and regulations of the SEC; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with standards of the PCAOB) consisting of a reading of the latest available financial statements of the Mid-Tier Company prepared by the Mid-Tier Company, a reading of the minutes of the meetings of the Boards of Directors of each of the Lake Shore Parties and consultations with officers of the Mid-Tier Company responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) the audited financial statements and any unaudited interim financial statements included in the Prospectus are not in conformity with the applicable accounting requirements of the 1933 Act and related published rules and regulations of the SEC and accounting principles generally accepted in the United States of America applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the latest financial statements included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Prospectus, there was any increase in consolidated long-term or short-term debt of the Mid-Tier Company; or (C), except as set forth in said letter, there was any decrease in the consolidated total assets, total loans, the allowance for credit losses, total deposits, or total capital accounts of the Mid-Tier Company at the date of such letter as compared with amounts shown in the latest balance sheet included in the Prospectus; or (D) there was any decrease in consolidated total interest income, net interest income, net interest income after provision for credit losses, non-interest income or net income or increase in non-interest expense or the provision for credit losses of the Mid-Tier Company, in each case for the number of full months commencing immediately after the period covered by the latest audited balance sheet and income statement included in the Prospectus and ended on the latest month end prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit referred to in their opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (i), they have compared with the general accounting records of the Mid-Tier Company and the Bank, which are subject to the internal controls of the Mid-Tier Company and the Bank, the accounting system and other data prepared by the Mid-Tier Company and the Bank, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus, any Permitted Free Writing Prospectus and any prospectus supplement, as the Agent may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

(j)

Concurrently with the execution of this Agreement, the Agent shall receive a letter from Baker Tilly US, LLP, dated as of the date hereof and addressed to the Agent: (i) confirming that Baker Tilly US, LLP is a firm of independent registered public accountants within the applicable rules of the SEC and the PCAOB and stating in effect that in its opinion the financial statements and related notes of the Mid-Tier Company as of December 31, 2023, and for the year ended December 31, 2023, and covered by their opinion included in the Prospectus, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and related published rules and regulations of the SEC; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with standards of the PCAOB) consisting of a reading of the minutes of the meetings of the Boards of Directors of each of the Lake

Shore Parties and consultations with officers of the Mid-Tier Company responsible for financial and accounting matters, nothing came to their attention which caused them to believe that the audited financial statements as of December 31, 2023, and for the year ended December 31, 2023 included in the Prospectus are not in conformity with the applicable accounting requirements of the 1933 Act and related published rules and regulations of the SEC and accounting principles generally accepted in the United States of America applied on a basis substantially consistent with that of the audited financial statements as of December 31, 2023, and for the year ended December 31, 2023 included in the Prospectus; and (iii) stating that, in addition to the audit referred to in their opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (i), they have compared with the general accounting records of the Mid-Tier Company or Bank, which are subject to the internal controls of the Mid-Tier Company and Bank, the accounting system and other data prepared by the Mid-Tier Company and Bank, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus, any Permitted Free Writing Prospectus and any prospectus supplement, as the Agent may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

(k)

At the Closing Date, the Agent shall receive a letter dated as of the Closing Date, from each of Yount, Hyde & Barbour, P.C. and Baker Tilly US, LLP, and addressed to the Agent, confirming the statements made by each of them in their respective letters delivered pursuant to subsections (i) and (j) of this Section 8 as of a specified date that shall not be more than three business days prior to the Closing Date.

(l)

On the date of this Agreement and on the Closing Date, if requested by the Agent, the Agent shall receive from the Lake Shore Parties a certificate, dated as of the respective dates of delivery thereof and addressed to the Agent, of the Chief Financial Officer of the Lake Shore Parties, with respect to certain financial information included in the Registration Statement, the Prospectus and the General Disclosure Package, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Agent.

(m)

At the Closing Date, the Holding Company shall receive a letter from RP Financial LC. dated the Closing Date (i) confirming that said firm is independent of the Lake Shore Parties and is experienced and expert in the area of corporate appraisals within the meaning of the Conversion Regulations, (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Holding Company including the Bank, as most recently updated, remains in effect.

(n)

At or prior to the Closing Date, the Agent shall receive: (i) a copy of the letter from the FRB approving the Conversion Application; (ii) a copy of the letter from the FRB approving the Holding Company Application; (iii) a copy of the letters from the NYSDFS and the FDIC approving the Charter Conversion, (iv) a copy of the order from the SEC declaring the Registration Statement effective, if available; (v) documentation from the FDIC evidencing the Bank’s insurance of accounts; (v) a certificate from the FHLB-New York evidencing the Bank’s membership therein; (vi) a certified copy of each of the Holding Company’s, the Bank’s, the Mid-Tier Company’s and the MHC’s Charter and Bylaws, as applicable; and (vi) any other documents that Agent shall reasonably request.

(o)	At the Closing Time, the Shares and the Exchange Shares shall have been approved for listing on the Nasdaq Stock Market.

(p)

Subsequent to the date hereof, there shall not have occurred any of the following; (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange (the “NYSE”) or the NYSE MKT or quotations halted generally on the Nasdaq Stock Market or in the over-the-counter market or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by the NYSE, the NYSE MKT or the Nasdaq Stock Market or in the over-the-counter market or by order of the SEC, FINRA or any other governmental authority; (ii) a general moratorium on the operations of commercial banks, or savings associations or a general moratorium on the withdrawal of deposits from commercial banks or savings associations declared by federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war or a material decline in the price of equity or debt securities, if the effect of such declaration or decline, in the Agent’s reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares of the Exchange Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

(q)

At or prior to the Closing Date, the Agent and counsel to the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Lake Shore Parties in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Agent or its counsel.

(r)

All opinions, certificates, letters and documents delivered pursuant to this Section 8 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent or to counsel for the Agent. Any certificate signed by an officer of any of the Lake Shore Parties and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by such Lake Shore Party to the Agent as to the statements made therein.

Section 9. Indemnification.

(a)

The Lake Shore Parties jointly and severally agree to indemnify and hold harmless the Agent, its officers and directors, employees and agents, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, settlement expenses), joint or several, that the Agent or any of them may suffer or to which the Agent and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse the Agent and any such persons upon written demand for any expense (including all fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer Represented General Free Writing Prospectus, preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application (or any amendment or supplement thereto), or any instrument or document executed by the Lake Shore Parties or based upon written information supplied by the Holding Company filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom or provided to any state or jurisdiction to exempt the Lake Shore Parties as a broker-dealer or its officers, directors and employees as broker-dealers or agents, under the securities laws thereof (collectively, the “Blue Sky Application”), or any document, advertisement, or supplemental sales material (including the supplemental sales material filed as an exhibit to the Registration Statement and the Conversion Application) (“Sales Information”) prepared, made or executed by or on behalf of the Lake Shore Parties with its consent and based upon written or oral information furnished by or on behalf of the Lake Shore Parties, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer–Represented General Free Writing Prospectus, the Conversion Application (or any amendment or supplement thereto) the Holding Company Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion; provided, however, that no indemnification is required under this paragraph (a) if (i) a Governmental Entity having jurisdiction over the Bank by written communication addressed to the Bank or its board of directors, including in connection with any examination of the Bank, informs the Bank or its board of directors that such Governmental Entity has determined that such indemnification violates Sections 23A or

23B of the Federal Reserve Act, as amended, or Section 18(k) of the Federal Deposit Insurance Act and Part 359 of the Regulations of the FDIC or another law, rule, regulation or policy applicable to the Bank or the Lake Shore Parties, or (ii) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statement in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer-Represented General Free Writing Prospectus, the Conversion Application, the Holding Company Application, any Blue Sky Application or Sales Information made in reliance upon and in conformity with the Agent Information and except to the extent that any liability is found in a final judgement by a court of competent jurisdiction to have resulted primarily from the Agent’s bad faith, willful misconduct or gross negligence.

(b)

The Agent agrees to indemnify and hold harmless the Lake Shore Parties, their directors and officers and each person, if any, who controls the Holding Company or the Bank within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Lake Shore Parties, and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information, (ii) are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), or any Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering; provided, however, that the Agent’s obligations under this Section 9(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information in reliance upon and in conformity with the Agent Information.

(c)

Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 9 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. The Lake Shore Parties will not, without the Agent’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any indemnified person is a party thereto) unless such settlement, compromise, consent or termination does not include a statement or acknowledgment as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party and provides that the Agent and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect of such action, claim, suit or proceeding. No indemnified party seeking indemnification or reimbursement under this Section 9 or contribution under Section 10 will, without the indemnifying parties’ prior written consent, which consent may not be unreasonably withheld, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in the preceding sentence. The Agent will not enter into any settlement for which the Lake Shore Parties could be liable without the Lake Shore Parties’ prior written consent, not to be unreasonably withheld or delayed.

(d)

In addition to, and without limiting, the provisions of Section 9(a) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act or any of its partners, directors, officers, employees, affiliates or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Lake Shore Parties, the Agent or any of its affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Lake Shore Parties jointly and severally agree to reimburse the Agent and its partners, directors, officers, employees or agents for all reasonable and necessary out-of-pocket expenses incurred by them in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent and its partners, directors, officers, employees or agents in an amount to be mutually agreed upon.

Section 10. Contribution.

(a)

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Lake Shore Parties or the Agent, the Lake Shore Parties and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding, but after deducting any contribution received by the Lake Shore Parties or the Agent from persons other than the other parties thereto, who may also be liable for contribution) in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Holding Company from the sale of the Shares in the Offering, and the Lake Shore Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Lake Shore Parties on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Lake Shore Parties on the one hand and the Agent on the other from the Offering (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Lake Shore Parties on the one hand or the Agent on the other and the parties’ relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Lake Shore Parties and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 10. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount pursuant to Section 9(b) or this Section 10 which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above stated limitation on the Agent’s liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Lake Shore Parties under this Section 10 and under Section 9 shall be in addition to any liability which the Holding Company and the Agent may otherwise have. For purposes of this Section 10, each of the Agent’s and the Lake Shore Parties’ officers and directors and each person, if any, who controls the Agent or any of the Lake Shore Parties within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agent on the one hand, or, the Lake Shore Parties on the other hand. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 10, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 10. Notwithstanding anything to the contrary in this Agreement, none of the Lake Shore Parties shall provide any contribution under this Agreement to the extent prohibited by applicable banking laws and regulations, including Section 23A and 23B of the Federal Reserve Act, Section 18(k) of the Federal Deposit Insurance Act and Part 359 of the Regulations of the FDIC.

(b)

Neither termination nor completion of the engagement of the Agent nor any investigation made by or on behalf of the Agent shall affect the indemnification obligations of the Lake Shore Parties or the Agent hereunder, which shall remain and continue to be operative and in full force and effect.

Section 11. Termination. The Agent may terminate this Agreement by giving the notice indicated below in Section 12 at any time after this Agreement becomes effective as follows:

(a)

If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in the Agent’s reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the NYSE, NYSE MKT, Nasdaq Stock Market, or over-the-counter market (“OTC”) shall have suspended (except that this shall not apply to the imposition of NYSE, NYSE MKT, Nasdaq Stock Market, or OTC trading collars imposed on program trading); or if the United States shall have become involved in a war or major hostilities or escalation thereof; or if a general banking moratorium has been declared by a state or federal authority which has a material adverse effect on the Lake Shore Parties on a consolidated basis; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the financial condition, results of operations or business of any of the Lake Shore Parties, or if any of the Lake Shore Parties shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or, if there shall have been a material adverse change in the financial condition, results of operations or business of the Lake Shore Parties taken as a whole.

(b)

In the event the Holding Company fails to sell the required minimum number of the Shares by the date when such sales must be completed, in accordance with the provisions of the Plan or as required by the Conversion Regulations, and applicable law, this Agreement shall terminate upon refund by the Holding Company to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2(c), 2(d), 7, 9 and 10 hereof.

(c)

If any of the conditions specified in Section 8 shall not have been fulfilled when and as required by this Agreement, unless waived in writing, or by the Closing Date, this Agreement and all of the Agent’s obligations hereunder may be cancelled by the Agent by notifying the Holding Company of such cancellation in writing or by electronic mail at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2(c), 2(d), 7, 9 and 10 hereof.

(d)	If the Agent elects to terminate this Agreement as provided in this Section, the Lake Shore Parties shall be notified promptly by telephone or electronic mail, confirmed by letter.

Any of the Lake Shore Parties may terminate this Agreement in the event the Agent is in material breach of the representations and warranties or covenants contained in Section 5 and such breach has not been cured within a reasonable time period after the Lake Shore Party has provided the Agent with notice of such breach.

This Agreement may also be terminated by mutual written consent of the parties hereto.

Section 12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered by facsimile or email and confirmed to Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Sanjay B. Patel and Robert J. Toma, with a copy to Kilpatrick Townsend & Stockton LLP, 701 Pennsylvania Avenue, N.W., Suite 200, Washington, D.C. 20004, Attention: Edward G. Olifer, and, if sent to a Lake Shore Party, shall be mailed, delivered by facsimile or email and confirmed to such Lake Shore Party at 31 East Fourth Street, Dunkirk, New York, Attention: Kim C. Liddell, President and Chief Executive Officer, with a copy to Luse Gorman, PC, 5335 Wisconsin Avenue, N.W., Suite 780, Washington, D.C. 20015, Attention: Benjamin M. Azoff.

Section 13. Parties. The Lake Shore Parties shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Lake Shore Parties, when the same shall have been given by the undersigned or any other officer of any of the Lake Shore Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Lake Shore Parties and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

Section 14. Closing. The closing for the sale of the Shares (the “Closing”) shall take place on the Closing Date at such location as mutually agreed upon by the Agent and the Holding Company and the Bank. At the Closing, the Lake Shore Parties shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 2 and 7 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

Section 15. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

Section 16. Governing Law and Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

Section 17. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Section 18. No Fiduciary Duty. Notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by anyone, the Lake Shore Parties acknowledge and agree that (i) nothing herein shall create a fiduciary or agency relationship between the Lake Shore Parties, on the one hand, and Raymond James, on the other hand; (ii) the relationship between the Lake Shore Parties and Raymond James is entirely and solely commercial, and any duties and obligations that Raymond James may have to the Lake Shore Parties shall be limited to those duties and obligations specifically stated herein; and (iii) notwithstanding anything in this Agreement to the contrary, the Lake Shore Parties acknowledge that Raymond James may have financial interests in the success of the Offering and such interests may differ from the interests of the Lake Shore Parties, and Raymond James has no obligation to disclose, or account to the Lake Shore Parties for any benefit they may derive from such additional financial interests. The Lake Shore Parties hereby waive and release, to the fullest extent permitted by the applicable law, any claims it may have against Raymond James with respect to any breach or alleged breach of fiduciary duty and agrees that Raymond James shall have no liability (whether direct or indirect) to the Lake Shore Parties in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Lake Shore Parties or any of its stockholders, managers, employees or creditors.

Section 19. Entire Agreement. This Agreement, including schedules and exhibits hereto, which are integral parts hereof and incorporated as though set forth in full, constitutes the entire agreement between the parties pertaining to the subject matter hereof superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letters of intent and understandings, and cannot be modified, changed, waived or terminated except by a writing which expressly states that it is an amendment, modification or waiver, refers to this Agreement and is signed by the party to be charged. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

Section 20. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Lake Shore Parties and the Agent, as set forth in this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any of the Agent’s officers or directors or any person controlling the Agent, or the Lake Shore Parties, or any of their respective officers or directors or any person controlling the Lake Shore Parties, and shall survive termination of this Agreement and receipt or delivery of any payment for the Shares.

Section 21. Waiver of Trial by Jury. Each of the Agent and the Lake Shore Parties waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based on contract, tort or otherwise) related to or arising out of this Agreement.

This Agreement is made solely for the benefit of, and will be binding upon, the parties hereto and their respective successors and the directors, officers and controlling persons and no other person will have any right or obligation hereunder.

The term “successors” as used in this Agreement shall not include any purchaser of any of the Shares. Time shall be of the essence for this Agreement.

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If the foregoing correctly sets forth the arrangement among the Lake Shore Parties and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent’s acceptance shall constitute a binding agreement.

Very truly yours,

LAKE SHORE BANCORP, INC.,	LAKE SHORE BANCORP, INC.,
a Maryland Corporation	a Federal Corporation

By Its Authorized Representative:	By Its Authorized Representative:

Kim C. Liddell	Kim C. Liddell
President and Chief Executive Officer	President and Chief Executive Officer

LAKE SHORE, MHC	LAKE SHORE SAVINGS BANK

By Its Authorized Representative:	By Its Authorized Representative:

Kim C. Liddell	Kim C. Liddell
President and Chief Executive Officer	President and Chief Executive Officer

Accepted as of the date first above written

RAYMOND JAMES & ASSOCIATES, INC.

By its Authorized Representative

Sanjay B. Patel
Managing Director